WUHAN YOUJI INDUSTRIES CO. LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(Stated in US Dollars)
WUHAN YOUJI INDUSTRIES CO. LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004, 2003 and 2002

Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Wuhan Youji Industries Co. Limited

(A joint stock company established in the People’s Republic of China)

We have audited the accompanying consolidated balance sheets of Wuhan Youji Industries Co. Limited (the “Company”) and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PKF

Certified Public Accountants

Hong Kong

April 30, 2005

Wuhan Youji Industries Co. Limited

Consolidated Balance Sheets

As of December 31, 2004 and 2003

(Stated in US Dollars)
	December 31,
	2004	2003

ASSETS
Current Assets
Cash and cash equivalents	6,102,291	10,318,640
Restricted cash - Note 9	603,400	-
Marketable equity securities	14,091	22,351
Trade receivables (net of allowance of doubtful accounts of $2,482,190 in 2004 and $2,475,942 in 2003)	9,076,853	8,473,845
Due from related parties - Note 7	104,255	156,166
Other receivables (net of allowance of doubtful accounts of $1,321,221 in 2004 and $1,325,543 in 2003)	1,238,045	1,758,308
Inventories - Note 5	8,787,994	5,841,566
Prepaid expenses and deposits	2,198,044	3,365,610

Total Current Assets	28,124,973	29,936,486
Investments in equity securities - at cost	289,632	289,632
Property, plant and equipment, net - Note 6	11,564,280	9,771,471
Deposit for acquisition of land use right - Note 12	491,684	-
Deferred taxes - Note 8	1,285,306	1,274,576

TOTAL ASSETS	41,755,875	41,272,165

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Trade payables	5,975,996	7,108,858
Other payables and accrued liabilities	4,181,971	4,821,458
Dividend payable	2,458,258	2,458,258
Income tax payable	363,074	464,816
Secured short-term bank loans - Note 9	543,060	-
Unsecured short-term bank loans - Note 9	6,034,000	6,657,916

TOTAL LIABILITIES	19,556,359	21,511,306

COMMITMENTS AND CONTINGENCIES - Note 12	-	-

MINORITY INTERESTS	1,113,803	923,459

STOCKHOLDERS’ EQUITY
Common stock: RMB1 par value
55,835,679 shares authorized
55,835,679 shares outstanding (2003: 55,835,679 shares)	6,492,945	6,492,945
Treasury stock, 442,600 shares - at cost (2003: 442,600 shares)	(244,689)	(244,689)
Additional paid-in capital	1,118,302	1,118,302
Statutory and other reserves - Note 13	3,463,075	2,794,498
Accumulated other comprehensive income	203,108	212,292
Retained earnings	10,052,972	8,464,052

TOTAL STOCKHOLDERS’ EQUITY	21,085,713	18,837,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	41,755,875	41,272,165

See notes to consolidated financial statements

Wuhan Youji Industries Co. Limited

Consolidated Statements of Operations

For the years ended December 31, 2004, 2003 and 2002

(Stated in US Dollars)
	December 31,
	2004	2003	2002

Revenue
Net sales	62,007,261	52,866,998	47,639,303
Cost of sales	(52,535,260)	(42,656,375)	(34,904,247)

Gross profit	9,472,001	10,210,623	12,735,056

Expenses
Administrative expenses	2,357,398	2,554,852	3,501,121
Depreciation	174,816	152,311	437,270
Provision for doubtful debts (written back)	1,927	577,423	(363,486)
Research and development expenses	25,646	51,555	20,961
Other operating expenses	93,591	115,267	646,420
Selling and distributing costs	2,932,486	2,677,997	2,202,566

	5,585,864	6,129,405	6,444,852

Income from continuing operations before the following items and taxes	3,886,137	4,081,218	6,290,204
Gain on disposal of subsidiary - Note 4	-	929,891	-
Interest income	76,251	105,739	63,446
Other income	12,850	164,058	274,930
Finance costs	(423,638)	(408,731)	(410,127)

Income from continuing operations before taxes	3,551,600	4,872,175	6,218,453

Current taxes	(1,070,100)	(1,293,487)	(1,990,017)
Deferred taxes	10,730	201,514	12,930

Income from continuing operations before minority interests	2,492,230	3,780,202	4,241,366
Minority interests	(234,733)	(338,905)	(436,838)

Net income	2,257,497	3,441,297	3,804,528

Income per share – basic and dilutive	0.04	0.06	0.07

Weighted average shares outstanding – basic and dilutive	55,393,079	55,393,079	55,393,079

See notes to consolidated financial statements

Wuhan Youji Industries Co. Limited

Consolidated Statements of Cash Flows

For the years ended December 31, 2004, 2003 and 2002

(Stated in US Dollars)
	December 31,
	2004	2003	2002
Cash flows from operating activities
Net income	2,257,497	3,441,297	3,804,528
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation	1,055,660	1,102,116	881,396
Deferred taxes	(10,730)	(201,514)	(12,930)
Loss on disposal of property, plant and equipment	36,954	91,689	567,642
Provision for doubtful debts (written back)	1,927	577,423	(363,486)
Provision for obsolete inventories	232	1,481	80,985
Loss on disposal of investments	-	-	1,667
Gain on disposal of marketable equity securities	-	-	(7,885)
Gain on disposal of subsidiary - Note 4	-	(929,891)	-
Minority interests	234,733	338,905	436,838
Changes in operating assets and liabilities:
Trade receivables	(609,256)	(1,861,775)	(2,031,749)
Other receivables	524,585	(791,753)	(361,807)
Inventories	(2,837,794)	752,707	1,032,834
Prepaid expenses and deposits	1,167,566	(1,116,690)	(1,103,285)
Trade payables	(1,132,862)	1,802,813	(1,640,105)
Other payables and accrued liabilities	(639,683)	1,726,829	1,346,218
Income tax payable	(101,742)	(245,235)	(6,513)

Net cash flows (used in) provided by operating activities	(52,913)	4,688,402	2,624,348

Cash flows from investing activities
Additions to property, plant and equipment	(2,994,587)	(2,197,752)	(1,214,362)
Decrease (increase) in due from related parties	51,911	468,483	(203,075)
Dividend received from marketable equity securities	224	191	12,128
Purchase of marketable equity securities	(771)	-	(266)
Proceeds from disposal of marketable equity securities	-	-	73,311
Proceeds from disposal of equity securities	-	184,601	-
Purchases of equity securities	-	-	(184,640)
Increase in restricted cash	(603,400)	-	-
Increase in deposit for acquisition of land use right	(491,684)	-	-
Cash disposed on the disposal of a subsidiary	-	(135,173)	-

Net cash flows used in investing activities	(4,038,307)	(1,679,650)	(1,516,904)

Cash flows from financing activities
Dividend paid	(44,357)	(95,611)	(353,859)
(Repayment) addition of bank loans	(80,856)	613,918	-

Net cash flows (used in) provided by financing activities	(125,213)	518,307	(353,859)

Effect of foreign currency translation on cash
and cash equivalents	84	(4)	(16)

Net (decrease) increase in cash and cash equivalents	(4,216,349)	3,527,055	753,569

Cash and cash equivalents - beginning of period	10,318,640	6,791,585	6,038,016

Cash and cash equivalents - end of period	6,102,291	10,318,640	6,791,585

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	372,596	371,093	383,405
Income taxes paid	1,171,861	1,538,821	1,996,530

See notes to consolidated financial statements

Wuhan Youji Industries Co. Limited

Consolidated Statements of Stockholders’ Equity

For the years ended December 31, 2004, 2003 and 2002

(Stated in US Dollars)

	Common	Common	Treasury	Treasury		Statutory	Accumulated
	stock	Stock	Stock	Stock	Additional	and other	other
	(Number	amount at	(Number	amount at	paid-in	reserves	comprehensive	Retained
	of shares)	par value	of shares)	cost	capital	(Note 13)	income	earnings	Total

Balance, January 1, 2002	55,835,679	6,492,945	(442,600)	(244,689)	1,118,302	1,334,659	203,596	2,678,066	11,582,879
Net income	-	-	-	-	-	-	-	3,804,528	3,804,528
Appropriation to reserves - Note 13	-	-	-	-	-	676,701	-	(676,701)	-
Unrealized gains on securities	-	-	-	-	-	-	7,359	-	7,359
Foreign currency translation adjustment	-	-	-	-	-	-	(1,904)	-	(1,904)

Balance December 31, 2002	55,835,679	6,492,945	(442,600)	(244,689)	1,118,302	2,011,360	209,051	5,805,893	15,392,862
Net income	-	-	-	-	-	-	-	3,441,297	2,511,406
Appropriation to reserves - Note 13	-	-	-	-	-	783,138	-	(783,138)	-
Unrealized gains on securities	-	-	-	-	-	-	2,532	-	2,532
Foreign currency translation adjustment	-	-	-	-	-	-	709	-	709

Balance, December 31, 2003	55,835,679	6,492,945	(442,600)	(244,689)	1,118,302	2,794,498	212,292	8,464,052	18,837,400
Net income	-	-	-	-	-	-	-	2,257,497	2,257,497
Appropriation to reserves - Note 13	-	-	-	-	-	668,577	-	(668,577)	-
Unrealized losses on securities	-	-	-	-	-	-	(8,807)	-	(8,807)
Foreign currency translation adjustment	-	-	-	-	-	-	(377)	-	(377)

Balance, December 31, 2004	55,835,679	6,492,945	(442,600)	(244,689)	1,118,302	3,463,075	203,108	10,052,972	21,085,713

See notes to consolidated financial statements

Wuhan Youji Industries Co. Limited

Notes to Consolidated Financial Statements

December 31, 2004, 2003 and 2002

(Stated in US Dollars)

  Organization

Wuhan Youji Industries Co. Limited (the “Company”) was incorporated in the People’s Republic of China (the “PRC”) as a joint stock company with limited liability on June 18, 1994. Upon incorporation, the capital of the Company comprises of 46,529,679 shares of common stock of RMB1 each of which 30,369,679 shares were held by a PRC state owned enterprises (“SOE”).

In 2003, the relevant PRC government authorities approved a privatization proposal whereby the SOE sold its entire interest in the Company’s common stock (30,369,679 shares representing approximately 54% equity interest at the time of privatization) to various natural persons including the Company’s senior management. In connection with the privatization, the Company also disposed of a subsidiary to the SOE. More details of the disposal are set out in Note 4.

Currently, the Company has one subsidiary, Wuhan Youji Import and Export Co. Limited (“Wuhan I&E”), of which the Company holds 51% equity interest (The Company and Wuhan I&E are collectively referred to as the “Group”). Wuhan I&E was established in the PRC and is principally involved in handling the export sales of the Company’s products.

  Description of business

The Group is principally engaged in the manufacture and distribution of organic chemical products for both local and export sales. The Group’s products are intermediate commodities, which are mainly used in further production of food additives and preservatives for agri-chemical and medical use.

The suppliers of the Group are mainly situated in the PRC whilst the customers are located in both the PRC and overseas such as the United States of America and Europe.

  Summary of significant accounting policies

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Consolidation

The consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

These consolidated financial statements include the operations of Factory Three up to the date of disposal and the gain on disposal of Factory Three.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting years. Although management believes that the estimates and assumptions used in preparing the accompanying consolidated financial statements and related notes are reasonable in light of known facts and circumstances, actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Investments

Marketable equity securities represent the available-for sale equity securities and are carried at current fair values. The change in fair values are taken to other comprehensive income.

Investments in equity securities are held for long-term purposes and are carried at cost and only dividends are recognized as income.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. The Company provides inventory reserves for obsolete or slow moving inventory.

Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the revenue can be measured reliably, on the following basis:

  revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer and the sales price is fixed or determinable and collection is reasonably assured; and

  interest income is recognized on an accrual basis.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives. The principal annual rates are as follows:

Plant and buildings	2 - 7%
Machinery	5 - 10%
Furniture, fixtures and equipment	5 - 10%
Motor vehicles	16%

Construction in progress represents buildings and machinery under construction, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of construction. Construction in progress is reclassified to the appropriate category of fixed assets when completed and ready for use.

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal, is charged or credited to income.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets were recognized for any of the periods presented.

Foreign currency translation

The functional currency of the Company is Renminbi (“RMB”) and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment, a component of stockholders’ equity. The exchange rates in effect at December 31, 2004, 2003 and 2002 were RMB0.1207 for US$1.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and diluted earnings (loss) per share

The Company reports basic earnings or loss per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings or loss per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding less the number of treasury stock during the years.

Fair value of financial instruments

The carrying values of all the Company’s financial instruments, including cash and cash equivalents, trade receivables and trade payable approximate their fair values due to the short-term maturity of such instruments. The carrying amount of short-term bank loans also approximate their fair values because the applicable interest rates approximate current market rates. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

As of December 31, 2004, 2003 and 2002, the cash and cash equivalents are not freely convertible into foreign currencies.

Comprehensive income

	December 31,
	2004	2003	2002

Net income	2,257,497	3,441,297	3,804,528
Other comprehensive income :
Unrealized gains (losses) on securities	(8,807)	2,532	7,359
Foreign currency translation
adjustment	(377)	709	(1,904)

Total comprehensive income	2,248,313	3,444,538	3,809,983

New accounting standards

In November 2004, the FASB issued SFAS No. 151, “Inventory costs - an amendment of ARB No. 43, Chapter 4.” (“SFAS 151”). SFAS 151 amends ARB 43, Chapter 4 to clarify that “abnormal” amounts of idle freight, handling costs and spoilage should be recognized as current period charges. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued a revised Statement 123 (“SFAS 123R”), “Accounting for Stock-Based Compensation” requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award - usually the vesting period. The effective date for this statement is as of the first interim period that begins after June 15, 2005 (after December 15, 2005 for small business filers).

The Company does not anticipate that the adoption of these two standards will have a material impact on these financial statements.

  Disposal of subsidiary

As detailed in note 1, pursuant to the privatization proposal approved by the relevant PRC government authorities, the Company disposed of its entire interest in Wuhan Youji Factory Three Co. Limited (“Factory Three”) at nil consideration to the SOE, which was the Company’s former holding company, in 2003.

The net liabilities of the Factory Three at the date of disposal were as follows:

$
Current assets
Cash and cash equivalents	135,173
Other receivables	19,291
Property, plant and equipment, net	134,874
Current liabilities
Accounts payable and accrued liabilities	(287,940)
Other payables	(931,289)

Net liabilities disposed of	(929,891)
Sales proceeds	-

Gain on disposal of subsidiary	929,891

Factory Three was disposed of on January 1, 2003 and, accordingly, did not contribute to the results of the Company in 2003. For the year ended December 31, 2002, the results of Factory Three are summarized as follows:

Revenue	-

Administrative expenses	850,516

Loss before the following items and taxes	(850,516)
Other income	5,593
Interest income	918

Loss before taxes	(844,005)
Taxes	-

Net loss	(844,005)

  Inventories

Inventories, net of provision, are summarized as follows at December 31:

	2004	2003

Raw material	1,873,768	1,651,555
Work-in-progress	1,012,242	848,392
Finished goods	5,901,984	3,341,619

	8,787,994	5,841,566

Provision for obsolete inventories was approximately $185,000 and $184,000 as of December 31, 2004 and 2003 respectively and $232, $1,481 and $80,985 were charged to operations in 2004, 2003 and 2002 respectively.

  Property, plant and equipment

Property, plant, and equipment and related accumulated depreciation are summarized as follows at December 31:

	2004	2003

Plant and buildings	7,011,097	6,602,229
Machinery	11,112,294	8,850,006
Furniture, fixtures and equipment	14,935	11,475
Motor vehicles	365,752	359,003

	18,504,078	15,822,713
Accumulated depreciation	(7,996,804)	(6,927,937)

	10,507,274	8,894,776
Construction in progress	1,057,006	876,695

Property, plant and equipment, net	11,564,280	9,771,471

During the respective years, depreciation is included in:

	2004	2003	2002

Cost of sales and overheads of
inventories	989,710	997,156	513,112
Administrative expenses	174,816	152,311	437,270

	1,164,526	1,149,467	950,382

  Due from related parties

The amounts are due from some of the stockholders of the Company and are unsecured, interest-free and have no fixed terms of repayment.

  Income taxes

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the applicable statutory income tax rate (33%) to earnings before income taxes for the years ended December 31, 2004, 2003 and 2002.

	2004	2003	2002

Income from operations before taxes	3,551,600	4,872,175	6,218,453

Provision for income taxes at the applicable
statutory income tax rate of 33%	1,172,028	1,607,818	2,052,089
Non-deductible items for tax	176,225	810,055	167,670
Income not subject to tax	(288,883)	(1,325,900)	(242,672)

	1,059,370	1,091,973	1,977,087

Deferred tax

	2004	2003

Deferred tax assets
Provision for doubtful debts	1,249,179	1,250,681
Accrued liabilities	36,127	23,895

	1,285,306	1,274,576

At December 31, 2004 and 2003, the Company had general provision for doubtful debts of approximately $3,803,000 and $3,801,000, respectively, and other accrued expenses of approximately $109,000 and $72,000, respectively. They are the temporary differences for the purpose of calculating the income taxes.

  Short-term bank borrowings

At December 31, 2004, the secured short-term bank loans were secured by bank deposits of $603,400 and were interest bearing at 5.31% p.a. Other unsecured short-term bank loans were interest bearing at 5.04% - 5.31% p.a. and 5.31% p.a. for the years ended December 31, 2004 and 2003 respectively. The maturities of all the bank loans are due within one year from the respective balance sheet dates.

  Defined contribution plan

The Company has a defined contribution plan for all qualified employees in the PRC. The employer and its employees are each required to make contributions to the plan at the rates specified in the plan. The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the consolidated statement of operations. The Company contributed $332,582, $293,279 and $381,249 for the years ended December 31, 2004, 2003 and 2002 respectively.

  Concentrations of credit risks

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade and other receivables. As of December 31, 2004 and 2003 substantially all of the Company’s cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to accounts receivable, the Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. The Company maintains an allowance for doubtful accounts and actual losses have been within management’s expectations. At December 31, 2004 and 2003, no customers represented 10% or more of the Company’s accounts receivable.

  Commitments and contingencies

Contractual obligations

At December 31, 2004, the Company had non-cancelable operating leases for its warehouse facilities. The leases will expire in 2008 and the expected payments are as follows.

2005	37,169
2006	37,169
2007	37,169
2008	26,308

137,815

Rental expense relating to the operating leases was $49,246, $29,572 and $28,365 in 2004, 2003 and 2002, respectively.

In December 2004, the Company has entered into an agreement with the SOE to purchase a land use right for a total consideration of $3,702,462 of which $491,684 was paid in 2004. Expected payment of the remaining balance of $3,210,778 was as follows:

2005	1,318,598
2006	1,892,180

3,210,778

Environmental

The Company’s operations are subject to the laws and regulations in the PRC relating to the generation, storage, handling, emission, transportation and discharge of certain materials, substances and waste into the environment, and various other health and safety matters. Governmental authorities have the power to enforce compliance with their regulations, and violators may be subject to fines, injunctions or both. The Company must devote substantial financial resources to ensure compliance, and it believes that it is in substantial compliance with all the applicable laws and regulations.

The Company has not incurred any significant expenditure for environmental remediation, is currently not involved in any environmental remediation and has not accrued any amounts for environmental remediation relating to its operations. Under existing legislation, management believes that there are no probable liabilities that will have a material adverse effect on the financial position or operating results of the Company.

The Company incurred normal routine pollutant discharge fees of $291,000, $270,350 and $143,462 in 2004, 2003 and 2002 respectively. These costs are included in cost of sales.

  Statutory and other reserves

The statutory and other reserves comprised statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve.

Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the Company and its subsidiaries’ articles of association, the Company and its subsidiaries are required to appropriate 10% of its net income, after offsetting any prior years’ losses, to the statutory surplus reserve. When the balance of such reserve reaches 50% of the Company’s share capital, any further appropriation is optional.

The statutory surplus reserve can be used to offset prior years’ losses, if any, and may be converted into share capital by issuing new shares to shareholders in proportion to their existing shareholding or by increasing the par value of the shares currently held by them, provided that the remaining balance of the reserve after such issue is not less than 25% of share capital. The statutory surplus reserve is non-distributable.

Statutory public welfare fund

In accordance with the Company and its subsidiaries’ articles of association, 5%-10% of its net income is to be appropriated to a statutory public welfare fund. The statutory public welfare fund can only be utilized on capital items for the collective benefits of the Company’s employees such as construction of canteen and other staff welfare facilities. Title of these capital items will remain with the Company. This fund is non-distributable other than in liquidation.

Statutory public welfare fund is transferred out to discretionary surplus reserve upon utilization for the collective benefits of the employees.

Discretionary surplus reserve

In accordance with the Company and its subsidiaries’ articles of association, the appropriation of profit to the discretionary surplus reserve and its utilization are made in accordance with the recommendation of the board of directors and is subject to shareholders’ approval at their general meeting.

  Related parties transactions

Except for the related parties transactions disclosed in notes and 7 to the financial statements, during the years ended December 31, 2004, 2003 and 2002, the Company had no material transactions with its related parties.